EXHIBIT 11

                        CONSENT OF PRICE WATERHOUSE LLP

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting part of this Post-Effective Amendment No. 25 to the registration statement on Form N-1A (the "Registration Statement") of out report dated July 31, 1996, relating to the financial statements and financial highlights appearing in the December 31, 1995 Annual Report of the WRL Series Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the incorporation by reference in the Prospectus and Statement of Additional Information for the C.A.S.E. Growth portfolio (a portfolio of the WRL Series Fund, Inc.) constituting part of the registration Statement of our report dated January 31, 1996, relating to the financial statements and financial highlights appearing in the December 31, 1995 Annual Report of the C.A.S.E. portfolios of the WRL Series Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Independent Accountants" in each Prospectus constituting part of the Registration Statement.

/s/ Price Waterhouse LLP

Kansas City, Missouri
October 17, 1996